                                                                    EXHIBIT 6(a)

                               DISTRIBUTION AGREEMENT


THIS AGREEMENT is made as of December 31, 1996, amended December 10, 1997 and amended and restated as of June 16, 1998 by and between THE FBR FAMILY OF FUNDS (the "Trust"), a Delaware business trust, and FRIEDMAN, BILLINGS, RAMSEY & CO., INC. (the "Distributor").

     WHEREAS, this contract has been approved by the Trustees of the Trust in anticipation of the Distributor's transfer of its rights to receive its Distribution Fee (as defined in the Service and Distribution Plan for Class B Shares attached hereto as Exhibit A) and/or contingent deferred sales charges to a financing party in order to raise funds to cover distribution expenditures:

                                    WITNESSETH:

     In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          FIRST: The Trust on behalf of each of its series and any new series to be created hereby appoints the Distributor as a non-exclusive underwriter to promote and arrange for the sale of shares of beneficial interest of each series of the Trust in jurisdictions wherein shares may legally be offered for sale. The Trust shall notify the Distributor in writing of all states in which its shares are qualified for offer and sale, including any limitations with respect to offers or sales in such states. In addition, the Distributor shall receive payment for certain distribution expenses pursuant to a Rule 12b-1 distribution plan ("12b-1 Plan") adopted by the Trust.

          The Trust agrees to sell and deliver its unissued shares of each series, as from time to time shall be effectively registered under the Securities Act of 1933 (the "1933 Act"), upon the terms hereinafter set forth.

          SECOND: The Trust hereby authorizes the Distributor, subject to law and the Trust Instrument of the Trust (the "Trust Instrument"), to accept, for the account of each series of the Trust, orders for the purchase of shares, satisfactory to the Distributor, as of the time of receipt of such orders or as otherwise described in the then current Prospectuses and Statements of Additional Information of the Trust.

          THIRD: The price at which the shares may be sold (the "offering price") shall be the net asset value per share plus any sales charge that may be imposed on any class of shares. For the purpose of computing the offering price, the net asset value per share and the sales charge, if any, shall be determined in the manner provided in the Registration Statement of the Trust, as amended from time to time.

          FOURTH: The Distributor shall use its best efforts with reasonable promptness to promote and sell shares of each of the series of the Trust. The Distributor, with the consent of the Trust, may enter into agreements with selected broker-dealers ("Selected

     Dealers") for the purpose of sale and redemption of shares of each of the series of the Trust upon terms consistent with those found in this Agreement. The Distributor shall not be obligated to sell any certain number of shares of beneficial interest. Each series of the Trust reserves the right to issue shares in connection with any merger or consolidation of the Trust or any series with any other investment company or any personal holding company or in connection with offers of exchange exempted from
     Section 11(a) of the Investment Company Act of 1940 (the "Act").

          FIFTH: All sales literature and advertisements used by the Distributor in connection with sales of shares of any series of the Trust shall be subject to the approval of the Trust. The Trust authorizes the Distributor in connection with the sale or arranging for the sale of the shares to give only such information and to make only such statements or representations as are contained in the then current Prospectuses and Statements of Additional Information of the Trust or in sales literature or advertisements approved for any series by the Trust or in such financial statements and reports as are furnished to the Distributor pursuant to this Agreement. The Trust shall not be responsible in any way for any information, statements or representations given or made by the Distributor or its representative or agents other than such information, statements or representations contained in the then current Prospectuses and Statements of Additional Information or other financial statements of the Trust or any sales literature or advertisements approved by the Trust.

          SIXTH: The Distributor as agent of the Trust, and any Selected Dealer entering into a Selected Dealer Agreement with the Distributor are authorized, subject to the direction of the Trust, to accept shares of the series of the Trust for redemption at their net asset value less any applicable deferred sales charge, determined as prescribed in the then current Prospectuses and Statements of Additional Information of the Trust.

          SEVENTH: The Trust shall cause to be delivered to the Distributor all books, records, and other documents and papers relating to the federal and state registration of Trust shares, as well as all books, records and other documents and papers relating in any way to the distribution of Trust shares.

          EIGHTH:  The Trust shall bear:

               (A) The costs and expenses incurred in connection with the registration of the shares of each series of the Trust under the 1933 Act (including any amendment to any Registration Statement or Prospectus or Statement of Additional Information), and all expenses in connection with preparing, printing and distributing the Prospectuses or Statements of Additional Information except as set forth in Paragraph NINTH hereof;

               (B) the expenses of qualification of the shares of each series of the Trust for sale in connection with such public offerings in such states as shall be selected by the Distributor and of continuing the qualification therein until the Distributor notifies the Trust that it does not wish such qualification continued; and

               (C) all legal expenses in connection with the foregoing.

          NINTH: The Distributor shall provide certain distribution services including:

               (A) providing officers, clerical staff and office space to use as the headquarters of the Trust;

               (B) arranging for the printing, distribution and filing of prospectuses and statements of additional information necessary for Trust shares sold by the Distributor;

               (C) preparing, filing and maintaining all Trust registrations with the securities regulatory agencies of all states and other jurisdictions in which the Distributor sells or attempts to sell Trust shares;

               (D) making all required filings of advertising and promotional materials with the National Association of Securities Dealers, Inc.; and

               (E) bearing the expenses of:

                    (i) the printing, distribution and filing of prospectuses
               and statements of additional information required for Trust shares sold by the Distributor after such have been typeset (other than those prospectuses and statements of additional information required by applicable laws and regulations to be distributed to the existing shareholders of the Trust and pursuant to any 12b-1 Plan adopted by the Trust);

                   (ii) any promotional or sales literature which are used by the Distributor or furnished by the Distributor to purchasers or dealers in connection with the Distributor's activities pursuant to this Agreement (unless paid for by any 12b-1 Plan adopted by the Trust);

                  (iii) any advertising used by the Distributor in connection with such public offering (unless paid for by any 12b-1 Plan adopted by the Trust); and

                   (iv) all legal expenses in connection with the foregoing.

          TENTH: In consideration of its services as distributor for the Class B shares of each series of the Trust, each series shall pay to the Distributor (or its designee or transferee) its Distribution Fee (as defined in the Class B Service and Distribution Plan) in respect of the Class B shares of that series.

The Distributor's Distribution Fee and the contingent deferred sales charges arising in respect of Class B shares taken into account in computing the Distributor's Distribution Fee shall be limited under Article III, Section 26(b) and (d) or other applicable regulations of the National Association of Securities Dealers, Inc. (the "NASD") as if the Class B shares taken into account in computing the Distributor's Distribution Fee themselves constituted a separate class of shares of that series.

          The services rendered by the Distributor for which the Distributor is entitled to receive its Distribution Fee shall be deemed to have been completed at the time of the initial purchase of the relevant Class B shares taken into account in computing the Distributor's Distribution Fee. Notwithstanding anything to the contrary in this Agreement, the Distributor shall be paid its Distribution Fee notwithstanding the Distributor's termination as distributor of the Class B shares of a series of the Trust, or any termination of this Agreement other than in connection with a Complete Termination (as defined in the Class B Service and Distribution
     Plan) of the Class B Service and Distribution Plan as in effect on the date of execution of this Agreement. Except as provided in the preceding sentence, a series' obligation to pay the Distribution Fee to the Distributor shall be absolute and unconditional and shall not be subject to any dispute, offset, counterclaim or defense whatsoever (it being understood that nothing in this sentence shall be deemed a waiver by the series of its right separately to pursue any claims it may have against the Distributor and to enforce such claims against any assets (other than its rights to be paid its Distribution Fee and to be paid the contingent deferred sales charges) of the Distributor).

          ELEVENTH: Each series of the Trust will pay to the Distributor (or its designee or transferee) in addition to the fees with respect to Class B shares set forth in Article TENTH hereof any contingent deferred sales charge imposed on repurchases of Class B shares upon the terms and conditions set forth in the then current prospectus of that series. Notwithstanding anything to the contrary in this Agreement, the Distributor shall be paid such contingent deferred sales charges in respect of Class B shares taken into account in computing the Distributor's Distribution Fee notwithstanding the Distributor's termination as general distributor of the Class B shares of a series or any termination of this Agreement other than in connection with a Complete Termination of the Class B Service and Distribution Plan as in effect on the date of execution of this Agreement. Except as provided in the preceding sentence, each series' obligation to remit such contingent deferred sales charges to the Distributor shall not be subject to any dispute, offset, counterclaim or defense whatsoever (it being understood that nothing in this sentence shall be deemed a waiver by the Trust or a series of the Trust of its right separately to pursue any claims it may have against the Distributor and to enforce such claims against any assets (other than its right to be paid its Distribution Fee and to be paid the contingent deferred sales charges) of the Distributor). A series of the Trust will not waive any contingent deferred sales charge except under the circumstances set forth in each series' prospectus without the consent of the Distributor (or, if rights to payment have been transferred, the transferee).

          TWELFTH: The Distributor may transfer the right to payments hereunder (but not its obligations hereunder) in order to raise funds to cover distribution expenditures, and any such transfer shall be effective upon written notice from the Distributor to the Trust. In connection with the foregoing, each series of the Trust is authorized to pay all or a part of the Distribution Fee and or contingent deferred sales charges in respect of Class B shares directly to such transferee as directed by the Distributor.

          THIRTEENTH: As long as the Class B Distribution and Service Plan is in effect, each series of the Trust shall not change the manner in which the Distribution Fee is computed (except as may be required by a change in applicable law or a change in accounting policy adopted by the Investment Companies Committee of the American

     Institute of Certified Public Accountants and approved by the Financial Accounting Standards Board that results in a determination by the Trust's independent accountants that any of the Sales Charges in respect of a series, which are not Contingent Deferred Sales Charges and which are not yet due and payable, must be accounted for by such series as a liability in accordance with generally accepted accounting principles).

          FOURTEENTH: The Distributor will accept orders for shares of a series of the Trust only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders.

          FIFTEENTH: The Trust shall keep the Distributor fully informed with regard to its affairs and shall furnish the Distributor with a certified copy of all financial statements and any amendments to its Registration Statement under the 1933 Act.

          SIXTEENTH: The Trust shall register, from time to time as necessary, additional shares with the Securities and Exchange Commission, state and other regulatory bodies and pay the related filing fees therefor and file such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in the Registration Statement, Prospectuses or Statements of Additional Information necessary in order that there may be no omission to state a material fact therein, in light of the circumstances under which they were made, not misleading. As used in this Agreement, the term "Registration Statement" shall mean the Registration Statement most recently filed by he Trust with the Securities and Exchange Commission and effective under the 1933 Act, as such Registration Statement is amended at such time, and the term "Prospectuses" and "Statements of Additional Information" shall mean for the purposes of this Agreement the form of the then current prospectuses and statements of additional information for each series authorized by the Trust for use by the Distributor and by dealers.

          SEVENTEENTH:

               (A) The Trust and the Distributor shall each comply with all applicable provisions of the Act, the 1933 Act and the rules and regulations of the National Association of Securities Dealers, Inc. and of all other Federal and state laws, rules and regulations governing the issuance and sale of shares of the series of Trust.

               (B) The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

               (C) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor or any of its officers, directors or employees, the Trust agrees to indemnify the Distributor and any controlling person of the Distributor against any and all claims, demands, liabilities and expenses (including reasonable attorney's fees) which the Distributor may incur (i) based on any act or omission in the course of, or connected with, rendering services hereunder, (ii) based on any representations made herein by the Trust;
          (iii) based on any act or omission of any prior Distributor (in its capacity as Distributor), Administrator or Adviser to the Trust, including the registration or failure to register any shares of the Trust in accordance with state or federal laws or resulting from or relating to any books or records delivered to the Distributor in connection with its responsibilities under this Agreement and occurring prior to the date of this Agreement; and (iv) under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any Registration Statement, Statements of Additional Information or Prospectuses of the Trust, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with written information furnished to the Trust in connection therewith by or on behalf of the Distributor.

               (D) The Distributor shall indemnify the Trust against any and all claims, demands, liabilities and expenses which the Trust may incur under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of material fact contained in any Registration Statement, Statements of Additional Information or Prospectuses of the Trust, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Trust in connection therewith by the Distributor.

          EIGHTEENTH: Nothing herein contained shall require the Trust to take any action contrary to any provision of its Declaration of Trust or to any applicable statute or regulation.

          NINETEENTH:

               (A) This Agreement shall go into effect at the close of business on the date hereof, and, unless terminated as hereinafter provided, shall continue in effect for two years thereafter and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Trust's Board of Trustees, including the vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a "majority" (as so defined) of the outstanding voting securities of the applicable series and by such vote of the Trustees.

               (B) This Agreement may be terminated by the Distributor at any time without penalty upon giving the Board of Trustees of the Trust sixty (60) days' written notice (which notice may be waived by the Trust) and may be terminated by the Board of Trustees of the Trust at any time without penalty upon giving the Distributor sixty (60) days' written notice (which may be waived by the Distributor), provided that such termination by the Board of Trustees of the Trust shall be directed or approved by the vote of a majority of all of its Trustees in office at the time, including a majority of the Trustees who are not interested persons (as defined in the Act) of the Trust, or by the vote of the holders of a majority (as defined in the Act) of the voting securities of each series of the Trust at the time outstanding and entitled to vote. This Agreement shall automatically terminate in the event of its assignment, the term "Assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Act.

          TWENTIETH: The Distributor may at any time or times in its discretion and at its own expense appoint (and may at any time remove) an agent or agents to carry out such of the provisions of Article NINTH herein as the Distributor may from time to time direct; PROVIDED, however, that the appointment of any agent shall not relieve the Distributor of its responsibilities or liabilities hereunder.

          TWENTY-FIRST: The services of the Distributor to the Funds are not to be deemed exclusive and the Distributor may render similar services to others and engage in other activities. The Distributor and its affiliates may enter into other agreements with the Funds and the Trust for providing additional services to the Funds and the Trust which are not covered by this Agreement, and to receive additional compensation for such services.

          TWENTY-SECOND: A copy of the Certificate of Trust is on file with the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

          TWENTY-THIRD: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed, postage paid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Trust and the Distributor shall be Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                        THE FBR FAMILY OF FUNDS

                                        By:
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                                        FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                        By:
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